Mosaic’s 3
rd
Quarter Fiscal 2010
Earnings and Conference Call
Thursday, April 1, 2010
Jim Prokopanko, President and Chief Executive Officer
Larry Stranghoener, Executive VP and Chief Financial Officer
Christine Battist, Director - Investor Relations
Exhibit 99.2

Slide 2
Safe Harbor Statement
This presentation contains forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results.  Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and the effects of the current economic and financial turmoil; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation; difficulties or delays in receiving, or increased costs of, necessary governmental permits or approvals; the effectiveness of the Company’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf
Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the
Securities and Exchange Commission.  Actual results may differ from those set forth in the forward-
looking statements.

CR's 100 Best

Corporate Citizens

2010

www.thecro.com

CRO

CORPORATE RESPONSIBILITY OFFICER

Mosaic

Slide 3
Mosaic Named to Best Corporate Citizens List
The 100 Best Corporate Citizens List is based on over 360 data points of publicly-
available information in seven categories: Environment, Climate Change, Human Rights,
Philanthropy, Employee Relations, Financial Performance, and Governance.
The 100 Best Corporate Citizens are selected from among the large-cap Russell 1000 companies

Slide 4 Mosaic 3 rd Quarter Fiscal 2010

Slide 5
Financial Results
02/28/10 02/28/09 02/28/10 02/28/09
(In millions, except per share amounts)
Net Sales $1,731.9 $1,375.5 $4,898.8 $8,704.5
Gross Margin $476.5 $140.3 $1,005.7 $2,562.6
(% of net sales) 28% 10% 21% 29%
Net Earnings $222.6 $58.8 $431.0 $2,203.3
(% of net sales) 13% 4% 9% 25%
Diluted EPS $0.50 $0.13 $0.97 $4.94
A
Effective Tax Rate 35% 37% 32% 32%
Cash Flow Provided by (Used) in
Operations $476.7 -$11.2 $823.9 $936.8
$2,291.8 $2,529.0
Nine Months Ended Three Months Ended
Cash and Cash Equivalents as of February 28, 2010 & 2009
A
Includes $1.03 per share as a result of the sale of Mosaic’s interest in Saskferco
Highlights:
•Improved demand for phosphate and potash
•Lower raw material costs
•Partially offset by lower selling prices

Mosaic 3 rd Quarter Fiscal 2010

Slide 7
Potash Segment
Potash is making
a comeback
Fourth Quarter Outlook
• Sales volumes at or above Q3 and above weak
prior year
• Benefit from increased operating rates and
leverage on asset base
• Continued decline in producer inventories
Third Quarter Highlights
• Demand triggered by settlement of key
international sales and subsequent North
American demand
• Increased production in later half of quarter
• Producer inventories on decline since
November
Q3 FY10 Q2FY10 Q3FY09
Net sales 730.0 $     414.3 $     480.8 $
Gross margin 352.0 $     179.9 $     206.6 $
% of net sales 48% 43% 43%
Sales volumes 1.9 1.0 0.8
Production volumes 1.3 1.1 1.3
Avg. MOP selling price 356 $        370 $        565 $

Slide 8
Phosphates Segment
• Strong demand pick up
• Lower raw material costs offset by lower
selling prices than a year ago
• Lean producer inventories
• Solid sales book in place
• Sales volumes upside constrained by lean
finished goods inventories and to a lesser
extent sulfur availability
• PhosChem shipments to India commence
• Benefit from increased operating rates and
leverage on asset base
• Sulfur cost trending upward, partially offset
by decline in ammonia cost
Volumes Recovered
and Margins Improving
Fourth Quarter Outlook
Third Quarter Highlights
Q3FY10 Q2FY10 Q3FY09
Net sales 1,020.7 $ 1,328.0 $ 871.3 $
Gross margin 114.0 $    113.2 $    (70.1) $
% of net sales 11% 9% -8%
Sales volumes 2.5 3.3 1.6
N. Amer. production volumes 1.7 2.0 0.9
Avg. DAP selling price 336 $       287 $       499 $

Slide 9
Financial Guidance
4th Qtr FY 2010 FY 2010
Phosphate
Sales Volume 2.4 - 2.8 million tonnes
DAP Selling Price $420 - $460 per tonne
Potash
Sales Volume 1.9 - 2.3 million tonnes
MOP Selling Price $325 - $365 per tonne
Capital Spending $0.9 billion - $1.0 billion
SG&A $330 - $350 million
Effective Tax Rate Approximately 30%

Slide 10
Key Takeaways
Positive trends
• Demand has recovered
• Increased operating rates and leverage on
asset base
Confident in outlook for agriculture
• Farmer economics are solid
• Continued strong grain and oilseed
demand growth
Commitment to value creation
• Grow Potash business through expansions
• Grow value in Phosphates business
• Unique advantage with phosphates and
potash

Mosaic 3 rd Quarter Fiscal 2010 – Thank You